                                                                   Exhibit 10.51

         RETIREMENT AGREEMENT, dated as of March 31, 2003 (the "Agreement"), by and among Remington Arms Company, Inc., a Delaware corporation (the "Company"), RACI Holding, Inc., a Delaware corporation and parent of the Company ("Holding"), and Robert L. Euritt ("Executive").

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, the Company and Executive entered into an Employment Agreement, dated as of June 30, 1998 (the "Employment Agreement");

         WHEREAS, pursuant to the Employment Agreement, Executive is currently employed as Vice President, Human Resources;

         WHEREAS, Executive holds 336 shares of the common stock of Holding (collectively, "Shares") pursuant to several Management Stock Subscription Agreements between Holding and Executive (collectively, the "Stock Subscription Agreements");

         WHEREAS, Executive has expressed his intention to retire from active employment with the Company;

         WHEREAS, Executive has provided loyal and valuable service to the Company and the Company recognizes Executive's significant contribution to the Company and its shareholders;

         WHEREAS, the Company believes that it is in its best interest to retain consulting services of Executive following Executive's retirement from active employment on the terms and conditions contained herein;

         WHEREAS, pursuant to the Employment Agreement, Executive has agreed to be bound by certain covenants and restrictions concerning noncompetition, nondisclosure and nonsolicitation following any termination of his employment; and

         WHEREAS, Holding, the Company and Executive wish to agree upon the consequences of the termination Executive's employment.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein and for other good and valuable consideration, Holding, the Company and Executive hereby agree as follows:

         1. Certain Definitions. For purposes of this Agreement, all capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Employment Agreement.

         2. Retirement from Employment. Effective as of March 31, 2003 (the "Retirement Date"), Executive's active employment with the Company is hereby terminated and Executive hereby resigns from his position as Vice President, Human Resources and from each other position he then holds with the Company or any of its direct or indirect subsidiaries or affiliates. Such termination of Executive's active employment and resignation is hereinafter referred to as "Executive's Retirement".

         3. Consequences of Executive's Retirement Under Certain Agreements.

         (a) In General. Holding, the Company and Executive each hereby acknowledges and agrees that, for purposes of the Employment Agreement and the Stock Subscription Agreements, Executive's Retirement is and will be treated solely as a termination by the Company without Cause. For all other purposes, Executive's Retirement shall be treated as retirement.

         (b) Employment Agreement. Effective on the Retirement Date, the Employment Period shall expire and, pursuant to Section 7(f)(i) of the Employment Agreement and in consideration of the Executive's execution of this Agreement and the General Release of All Claims attached hereto as Exhibit A (the "Release"), the Company shall pay to the Executive (i) continued payment, following the Retirement Date, of installments of the Base Salary for the period commencing on the Retirement Date and ending on the first anniversary of the Retirement Date, such continued payments to be made in accordance with the Company's regular payroll practices, (ii) the Continued Benefits, (iii) at the time annual bonuses for services rendered in calendar year 2003 are paid to senior executives of the Company, payment of an amount equal to the product of
(x) the annual incentive compensation bonus that would have been payable to Executive pursuant to the terms of the Employment Agreement if (A) Executive's employment with the Company had continued until December 31, 2003 and (B) the Executive had achieved (but not exceeded) the target performance objectives applicable under the Employment Agreement for calendar year 2003, multiplied by
(y) a fraction, the numerator of which is equal to the number of days in the period from January 1, 2003 to the Retirement Date and the denominator of which is 365, and (iv) payment of any benefits payable to Executive under any applicable employee benefit plan, policy or practice of the Company in which Executive was a participant on or prior to the Retirement Date, such payments to be made in accordance with the generally applicable provisions of such plans, policies and practices. Executive shall also be entitled to continued participation in any retirement plans or programs in which he was a participant on or prior to the Retirement Date on the terms applicable to retired employees and as such plans and programs may be amended from time to time. Notwithstanding the foregoing, Executive acknowledges that in lieu of offsetting the amounts payable pursuant to this paragraph, Executive waives any rights he may have under any plan, policy or practice providing for severance or termination benefits or annual incentive compensation.

         Executive understands and agrees that his receipt of the payments set forth in this Section 3(b) are conditioned on Executive's execution and delivery of the Release, and performance of all of his duties hereunder and in the event of his material breach of any of his duties and obligations, his failure to execute and deliver the Release by the end of the 21st day after the execution and delivery of this Agreement or his revocation of the Release, the Company shall have the right to cease any further payments under this Section 3(b).

         Effective as of the Retirement Date, the Employment Agreement will terminate in its entirety without any further liability or obligation on the part of the Company or any of its subsidiaries or affiliates or Executive thereunder, except that the provisions of Sections 8, 9, 10, 11, 12, 13, 14 and 17, all of which provisions are incorporated herein by reference, shall survive Executive's Retirement and thereafter shall remain in full force and effect. Notwithstanding the foregoing, the provisions of Section 19(h) of the Employment Agreement relating to the survival of Section 7(f) of the Employment Agreement will terminate effective as of the Retirement Date and will not be incorporated herein by reference.

         (c) Purchase of Shares. Holding, the Company and Executive each hereby acknowledges and agrees that as of the Retirement Date, Executive holds 336 Shares and that Holding will pay to Executive $220.31 for each such Share. Contemporaneously with the execution and delivery of this Agreement, Executive and Holding agree to execute a Share Repurchase Agreement with respect to the purchase of the Shares.

         4. Executive's Release of Claims. In consideration of the payments provided for in Section 3(b) above and in accordance with Section 7(f) of the Employment Agreement, Executive hereby agrees to execute and deliver to the Company on the Retirement Date the Release.

         5. Consulting Services. (a) For the one-year period ending on the first anniversary of the date hereof (the "Consulting Period"), Executive shall provide to the Company and its subsidiaries, parents and affiliates, including Holding, (the "Company Group") consulting services commensurate with his status and experience with respect to such matters as shall be reasonably requested from time to time by the Company. The Company shall have the right to extend the Consulting Period for a period of up to 12 additional months and Executive shall have the right to terminate his obligation to provide consulting services hereunder, in either case upon 30 days' written notice to the other party. The parties may extend the Consulting Period for additional periods by mutual agreement.

         (b) During the Consulting Period, Executive shall not, solely by virtue of the consulting services provided hereunder, be considered to be an officer or employee of any member of the Company Group and shall not have the power or authority to contract in the name of or bind any member of the Company Group. Executive shall at all times during the Consulting Period be treated as an independent contractor and shall be responsible for the payment of all taxes with respect to all amounts paid to him hereunder. Executive shall not, by reason of the services performed hereunder, be entitled to participate in any employee benefits plan made available to any employee of any member of the Company Group.

         (c) This Agreement is personal to the Executive and all of the services required of the Executive hereunder shall be performed personally by him.

         (d) Consulting Fees. In consideration of the Executive's agreement to provide consulting services to be performed hereunder, and subject to the Executive's compliance with the covenants and agreements contained herein, the Company shall pay to Executive a monthly consulting fee of $3,000 (the "Consulting Fee"), which shall be paid to Executive no later than the last business day of each calendar month that is included in the Consulting Period. The Consulting Fee shall be pro-rated to the extent that the Executive renders consulting services hereunder for only a portion of any calendar month included in the Consulting Period.

         (e) Expenses. The Company shall also reimburse Executive for such reasonable travel, lodging and other appropriate expenses incurred by Executive in the course or on account of rendering consulting services hereunder, subject to the submission by the Executive of evidence of such expenses in a form reasonably satisfactory to the Company.

         6. Entire Agreement; Related Documents. This Agreement (including Exhibit A hereto) together with the Share Repurchase Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. All prior correspondence and proposals (including summaries of proposed terms) and all prior promises, representations, understandings, arrangements and agreements relating to such subject matter (including, but not limited to, the Employment Agreement, the Stock Subscription Agreements and any other agreements made to or with Executive by any other person or entity) are merged herein and superseded hereby.

         7. Miscellaneous.

         (a) Binding Effect; Assignment. This Agreement shall be binding on and inure to the benefit of Holding, the Company and their respective successors and permitted assigns. This Agreement shall also be binding on and inure to the benefit of Executive and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto. Each of Holding and the Company may effect such an assignment without prior written approval of Executive upon the transfer of all or substantially all of its business and/or assets (whether by purchase, merger, consolidation or otherwise).

         (b) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

         (c) Taxes. The Company may withhold from any payments made under this Agreement all federal, state, city or other applicable taxes as shall be required by law.

         (d) Amendments. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by the Board of Directors of the Company and is agreed to in writing by Executive. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

         (e) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         (f) Notices. Any notice or other communication required or permitted to be delivered under this Agreement shall be (i) in writing, (ii) delivered personally, by courier service or by certified or registered mail, first-class postage prepaid and return receipt requested, (iii) deemed to have been received on the date of delivery or on the third business day after the mailing thereof, provided that the party giving such notice or communication shall have attempted to telephone the party or parties to which notice is being given during regular business hours on or before the day such notice or communication is being sent, to advise such party or parties that such notice is being sent, and (iv) addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

                  (A) if to the Company, to it at:

                      c/o Remington Arms Company, Inc.
                      Post Office Box 700
                      Madison, North Carolina 27025
                      Attention:  General Counsel

                  (B) if to Holding, to it at:

                  RACI Holding, Inc.
                  C/o Remington Arms Company, Inc.
                  870 Remington Drive
                  Madison, North Carolina 27025

              (B) if to Executive, to him at the address set forth on the signature page hereof.

Copies of any notices or other communications given under this Agreement shall also be given to:

                  Clayton, Dubilier & Rice, Inc.
                  375 Park Avenue
                  New York, New York  10152
                  Attention:  Mr. Donald J. Gogel

                               and

                  Debevoise & Plimpton
                  919 Third Avenue
                  New York, New York  10022
                  Attention:  Franci J. Blassberg, Esq.

         (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         (h) Headings. The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

         IN WITNESS WHEREOF, the Company and Holding have duly executed this Agreement by their authorized representatives and Executive has hereunto set his hand, in each case effective as of the date first above written.

                                              REMINGTON ARMS COMPANY, INC.

                                              By: /s/ Mark Little
                                                  ---------------------------
                                                   Name:  M. Little
                                                   Title: Exec. VP, CFO, CAO,
                                                          Treasurer


                                              RACI HOLDING, INC.


                                              By: /s/ Thomas Millner
                                                  ---------------------------
                                                   Name:  T. Millner
                                                   Title: President and CEO


                                              /s/ Robert L. Euritt
                                              ------------------------------
                                              Robert L. Euritt
                                              Address: 545 Green Road
                                                       Ann Arbor, MI 48105

                                    EXHIBIT A
                          GENERAL RELEASE OF ALL CLAIMS

         WHEREAS, I, Robert Euritt, retired from my employment with Remington Arms Company, Inc. and each and every subsidiary and affiliate thereof (hereinafter the "Company" as defined below) on March 31, 2003; and

         WHEREAS, Company has agreed to provide me with certain post-employment benefits to which I would not have otherwise been entitled; and

         WHEREAS, I, Robert Euritt, acknowledge that I have been provided all monies owed through the date I sign this Agreement and that the Company has satisfied all obligations to me arising out of or relating to my employment with the Company or separation from such employment through the date I sign this Agreement; and

         NOW, THEREFORE, IN CONSIDERATION OF THE PROMISES SET FORTH HEREIN, I, ROBERT EURITT, ON BEHALF OF MYSELF, MY AGENTS, REPRESENTATIVES, ADMINISTRATORS, RECEIVERS, TRUSTEES, EXECUTIVES, SUCCESSORS, HEIRS, DESIGNEES, LEGAL REPRESENTATIVES, ASSIGNEES AND ATTORNEYS HEREBY IRREVOCABLY AND FOREVER RELEASE AND DISCHARGE THE COMPANY (DEFINED HEREIN TO INCLUDE REMINGTON ARMS COMPANY, INC., AND ALL AFFILIATED OR RELATED COMPANIES, PARENTS, DIVISIONS, OR SUBSIDIARIES, WHETHER SAID ENTITIES ARE INCORPORATED, UNINCORPORATED ASSOCIATIONS OR PARTNERSHIPS AND THEIR OWNERS, SHAREHOLDERS, OFFICERS, DIRECTORS, AGENTS, ATTORNEYS, PARTNERS, EMPLOYEES, SUCCESSORS AND ASSIGNS) FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION, OF ANY KIND OR NATURE, PAST OR PRESENT, KNOWN OR UNKNOWN, ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, MY EMPLOYMENT OR MY SEPARATION FROM EMPLOYMENT, INCLUDING BUT NOT LIMITED TO ANY CLAIMS OR DEMANDS FOR THE FOLLOWING: WRONGFUL DISCHARGE; BREACH OF AN IMPLIED OR EXPRESSED EMPLOYMENT CONTRACT; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL STRESS; DEFAMATION; FRAUD; DISCRIMINATION AND/OR HARASSMENT BASED ON AGE, SEX, RACE, RELIGION, NATIONAL ORIGIN, SEXUAL ORIENTATION, PHYSICAL OR MENTAL DISABILITY, OR MEDICAL CONDITION; VIOLATION OF ANY SECTION OF THE AIDS CONFIDENTIALITY ACT, THE EQUAL EMPLOYMENT FOR PERSONS WITH DISABILITIES CODE, THE NATIONAL LABOR RELATIONS ACT, THE FAIR LABOR STANDARDS ACT, THE REHABILITATION ACT OF 1973, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE CIVIL RIGHTS ACTS OF 1866 AND 1871, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE EQUAL PAY ACT OF 1963, THE AGE DISCRIMINATION ACT, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, THE OCCUPATIONAL SAFETY AND HEALTH ACT, THE CONSOLIDATED OMNIBUS BUDGET RECONCILIATION ACT OF 1985, THE FAMILY MEDICAL LEAVE ACT OF 1993, THE IMMIGRATION REFORM AND CONTROL ACT OF 1986, OR ANY OTHER FEDERAL, STATE OR LOCAL LAWS OR REGULATIONS; UNPAID WAGES, SALARY, OVERTIME COMPENSATION, BONUSES, COMMISSIONS, OR OTHER COMPENSATION OF ANY SORT;

FOR DAMAGES OF ANY NATURE, INCLUDING COMPENSATORY, GENERAL, SPECIAL OR PUNITIVE; OR FOR COSTS, FEES OR OTHER EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED REGARDING THESE MATTERS.

         FURTHER, in consideration of said promises and as a further consideration for this Retirement Agreement, I, Robert Euritt, understand, agree, represent and warrant as follows:

         1. That this is a full and final release applying to all unknown and unanticipated injuries, claims, or damages arising out of said employment, as well as to those now known or disclosed and that I, Robert Euritt, voluntarily waive all rights or benefits which I now have, with the express intention of releasing and extinguishing unknown or unsuspected obligations, and I warrant that I am currently unaware of any claim(s), rights(s), demands(s), or debt(s), actions(s), obligations(s), liability or causes(s) of action whatsoever against the Company which I have not released pursuant to this Agreement.

         2. That I, Robert Euritt, recognize that the Company asserts that it shall suffer great embarrassment and substantial economic damage from any publicity or any oral or written publication whatsoever relating to the circumstances of my termination of employment and this settlement, including but not limited to: (a) the fact of this Agreement; (b) the specific amount or general range of the consideration set forth in the Agreement; (c) the negotiations for this Agreement; (d) any terms of this Agreement; and (e) any facts regarding the period of employment with Company, except dates and compensation, (hereinafter collectively referred to as the "Confidential Information"). Accordingly, I, Robert Euritt, warrant and represent that neither I nor anyone acting on my behalf (including without limitation my tax or financial advisors) has initiated or caused to be initiated any publicity or any oral or written communication whatsoever, whether initiated or responsive, concerning the Confidential Information; and shall forever hold confidential and not make public to anyone, whether by oral or written communications or otherwise said Confidential Information except only: (i) to the extent as may be absolutely necessary to accomplish the filing of my income tax returns; (ii) to the extent as may be absolutely necessary to enforce the terms of this Agreement; or (iii) to the extent as may be specifically compelled by judicial process.

         3. That, I, Robert Euritt, have had the opportunity to consult with a representative of my own choosing with respect to this Release; that I have read this Release; that I am fully aware of its contents and of its legal effect; and I freely and voluntarily entered into it.

         4. That, I, Robert Euritt, will not file or bring any claims, charges, complaints, or other actions against Company arising out of or based upon the circumstances of my employment or my separation from employment, except as otherwise permitted by law.

         5. That, I, Robert Euritt, warrant that except as expressly set forth herein, no representations of any kind or character have been made to me by the Company or any of the Company's agents, representatives, employees or attorneys (or anyone else purporting to act in any such capacities) to induce me to execute this Separation Agreement and General Release of All Claims.

         6. That, I, Robert Euritt, acknowledge and agree that this Separation Agreement and General Release of All Claims and the consideration given hereunder is not to be construed as an admission by the Company or as an admission of any act or fact whatsoever.

         7. The consideration set forth in the Agreement exceeds any amount and/or consideration to which I would otherwise be entitled under the Company's standard operating policies, practices, or as required by law. All amounts to which I would be entitled under the Company's policies, practices and/or as required by law have been tendered to me and are hereby acknowledged. Therefore, said consideration is not paid as wages or other compensation due, but is paid solely in consideration of this Release and the Confidentiality provisions set forth herein.

         8. COMPLIANCE WITH OLDER WORKERS BENEFIT PROTECTION ACT.

         IN COMPLIANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT (P.L. 101-433), THE COMPANY AND ROBERT EURITT DO HEREBY ACKNOWLEDGE AS FOLLOWS:

         (A) THAT, I, ROBERT EURITT, ACKNOWLEDGE THAT THIS AGREEMENT SPECIFICALLY APPLIES TO ANY RIGHTS OR CLAIMS I MAY HAVE AGAINST THE COMPANY OR ANY PARTY RELEASED HEREIN UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED;

         (B) THE AGREEMENT DOES NOT PURPORT TO WAIVE RIGHTS OR CLAIMS THAT MAY ARISE FROM ACTS OR EVENTS OCCURRING AFTER THE DATE THAT THIS AGREEMENT IS EXECUTED BY THE PARTIES;

         (C) THAT, I, ROBERT EURITT, ACKNOWLEDGE THAT THE CONSIDERATION PROVIDED FOR IN THIS AGREEMENT AND THE PROVISIONS OF THIS PARAGRAPH ARE IN ADDITION TO THAT TO WHICH I AM ALREADY ENTITLED;

         (D) THAT, I, ROBERT EURITT, UNDERSTAND THAT THIS AGREEMENT SHALL BE REVOCABLE FOR A SEVEN (7) DAY PERIOD FOLLOWING EXECUTION OF THIS AGREEMENT BY ME. ACCORDINGLY, THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE EXPIRATION OF THIS SEVEN (7) DAY REVOCATION PERIOD.

         (E) THAT, I, ROBERT EURITT, ACKNOWLEDGE THAT I HAVE BEEN ADVISED OF MY RIGHT TO CONSULT WITH AN ATTORNEY, AND HAVE IN FACT CONSULTED WITH AN ATTORNEY, PRIOR TO SIGNING THIS AGREEMENT AND HAVE BEEN GIVEN A PERIOD OF TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER WHETHER TO SIGN THIS AGREEMENT.

         9. This release is made in the State of North Carolina and shall be interpreted under the laws of said State. Its language shall be construed as a whole, according to its fair meaning and not strictly for or against either party.

         10. In the event that it shall be necessary for any party hereto to institute legal action to enforce any of the terms and conditions or provisions contained herein, or for any breach thereof, the prevailing party in such action shall be entitled to costs and reasonable attorneys' fees.

         PLEASE READ CAREFULLY, THIS RELEASE INCLUDES A WAIVER AND A SETTLEMENT OF ALL KNOWN AND UNKNOWN CLAIMS.

         DATED: March 17, 2003                  ROBERT EURITT
                ----------------
                                                /s/  Robert Euritt
                                                --------------------------------
                                                Address: 545 Green Road
                                                         -----------------------
                                                         Ann Arbor, MI 48105
                                                         -----------------------


         DATED: March 17, 2003                  REMINGTON ARMS COMPANY, INC.
                ----------------

                                                By: /s/  Mark Little
                                                    ----------------------------
                                                Title: Exec VP, CFO, CAO,
                                                       Treasurer
                                                       -------------------------